Filed by Pacific Premier Bancorp, Inc.
Pursuant to Rule 425 under the
Securities Act of 1933
Subject Company: Security California Bancorp
SEC Registration Statement No.: 333-

This filing relates to a conference call held on October 1, 2015 held by Pacific Premier Bancorp, Inc. The following is a transcript of the conference call.
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Exhibit 99.1

Pacific Premier Bancorp
October 1, 2015 at 11:00 a.m. Eastern

Pacific Premier Bancorp
Pacific Premier Bancorp Conference Call
October 1, 2015 at 11:00 a.m. Eastern

CORPORATE PARTICIPANTS Steven Gardner - President and CEO Allen Nicholson - EVP and CFO

PRESENTATION

Operator
Good morning, and welcome to the Pacific Premier Bancorp Conference Call. All participants will be in listen-only mode. Should you need assistance, please signal a conference specialist by pressing the star key followed by zero. After today’s presentation, there will be an opportunity to ask questions. To ask a question, you may press star then one on your touch tone phone. To withdraw your question, please press star then two. Please note, this event is being recorded.

I would now like to turn the conference over to Steven Gardner, President and CEO. Please, go ahead.

Steven Gardner
Thank you, Gary. Good morning, everyone. I appreciate you joining us today. As you are all aware, earlier this morning we announced the signing of a merger agreement with Security California Bancorp. I’m going to walk through the details of the merger, and then Allen Nicholson and I will open up the call to questions. There is a slide presentation that summarizes the merger that I will be speaking to and you can find that on the front page of our investor relations website at www.ppbi.com if you haven’t downloaded it already.

We have our customary cautionary statement regarding forward-looking remarks. And so, I’m going to start off on slide 3 of the deck. As we’ve stated many times over the past few years, acquisitions are a core part of our growth strategy. We have a well-honed process in place for identifying targets that can enhance the value of our franchise. We maintain pricing and structured discipline, and we have a proven integration process that allows us to fully capitalize on all of the synergies that we project. We’ve done six acquisitions over the past four years, and they’ve all resulted in contributing to our earnings power in creating a more diversified and valuable commercial banking franchise.

We’re very excited to come to an agreement with Security California Bancorp, which we believe is one of the best, pure business banks in Southern California. Security has $734 million in total assets, and on a pro forma basis, this acquisition will bring us to $3.4 billion and further strengthen our competitive position as one of the premier commercial banks in California.

Security’s customer base is primarily small and middle-market businesses, which is evidenced by the high levels of C&I and owner-occupied CRE loans as well as a highly attractive deposit base comprised of more than 43% non-interest bearing deposits and approximately 82% in non-maturing deposits. This deal has some unique benefits for us from a geographic perspective in that it allows us to both expand and consolidate our presence in the Inland Empire, which as many of you know, is a dynamic and growing area in the region. The relationship bankers and the senior team at Security Bank have spent most of their careers together and are well established in their markets. As a group, they will add depth and breadth to our commercial banking team and further strengthen Pacific Premier senior and executive management leadership.

From a financial perspective, this merger is also very attractive. We expect to close the transaction in the first quarter of 2016 and to convert the systems and customer accounts in the early part of the second quarter of 2016. We expect modest EPS accretion in 2016 and 5% EPS accretion in 2017, the first full year of the combined operations. We’re forecasting an IRR in excess of 15% and a relatively short tangible book value payback period of approximately 2.7 years. The cost savings are estimated to be 40%.

Just a note, as we move through the presentation, we are using the August 31, 2015 financials for Security. We are doing this because there were two significant events that occurred in July. First, the company stock option plan was set to expire in 2015, so there were a number of stock options that were exercised, which contributed approximately $3.6 million to capital. Second, Security purchased a branch in Murrieta, California from Rabobank that added approximately $40 million in deposits. And for purposes of the TCE calculations, we’re using Security’s August 31st balance of $70.3 million or $11.64 a share.

Taking a look at the branch map on slide 4, you can see how this acquisition is a nice geographic fit. Security Bank has five branches in the Inland Empire, one in Orange County and a loan production office in Los Angeles County. We like the location of their branches, and as such, we plan to consolidate three Pacific Premier branches into nearby Security Bank branches. After those three branches are consolidated, we’ll have 19 branches in Southern California with very strong positioning in Orange County, the Inland Empire, the Coachella Valley, and San Diego County.

Turning to slide 5; we structured the transaction as 100% stock, with an aggregate transaction value of approximately $119 million. The security shareholders are, in effect, reinvesting in the combined company. As I mentioned earlier, we expect to close the transaction during the first quarter of 2016 subject to customary regulatory and shareholder approvals from both sides. Two directors from Security will be joining our Board, and we plan to redeem Security’s outstanding SBLF preferred equity at the time of the closing of the transaction.

On slide 6, we include some more details on the financial impact and the assumptions we are modeling. The purchase price values Security Bank, at 169.2% of tangible book with a trailing 12-month PE of 24.8. If you use the mean analyst estimates as a baseline, we’re expecting the deal to be modestly accretive in 2016 to EPS estimates and 5% accretive to EPS in 2017, the first full year of combined operations. We’ll have 2.3% tangible book value dilution at closing. With the branch consolidation and other redundant back office expenses that we’ll eliminate, we’re expecting cost savings to be approximately 40% of Security’s non-interest expense. We anticipate that 80% of the cost savings will be phased in during 2016 and 100% by 2017.

Security has excellent credit quality, and we’ve modeled a fairly conservative fair value mark on their loan portfolio of just 2.7% at closing. We expect the pre-tax, onetime merger related expenses to be approximately

$10.9 million. Lastly, we are not modeling revenue synergies, but we historically have been able to redeploy excess liquidity fairly quickly and to extract value from the targets we acquire.

Slide 7, will give you a quick overview of Security Bank’s recent performance. Over the past year, they’ve generated strong organic growth with total deposits increasing 23%, non-CD deposits increasing 26%, and total loans increasing 20%. For the last several quarters, they’ve generated nice growth in net income. Earlier this summer, they acquired a branch that added $40 million in deposits and it enabled them to enter the Murrieta and Temecula markets.

Moving to slide 8, we highlight the loan and deposit portfolios and then the pro forma mix. Security Bank has $470 million in total loans with an average yield of 4.92% with C&I and owner-occupied CRE comprising 61% of the loan portfolio. On a pro forma basis, we’ll have $2.6 billion in total loans with an average yield of 5.20%. The deposit base is very attractive with more than 43% in non-interest bearing with a total cost of 32 basis points. Combined on a pro forma basis, our net interest-bearing demand deposits will increase to more than 33% while our cost of deposits are expected to remain at 31 basis points.

On slide 9, we provide some of the background on the senior management team’s extensive commercial banking experience. We have retention plans in place for key employees, and we intend to retain most all of the relationship bankers, the customer-facing employees, and many of the executive and senior management team.

Turning to slide 10, we summarize the similarities and strengths of both organizations. Security Bank has a significant book of business in healthcare and medical banking, and their expertise that they bring will help us to tap into this growing area throughout our footprint. Both organizations get significant contributions from specialty finance and SBA lending. Security Bank is highly liquid, and the addition of their balance sheet will bring our loan-to-deposit ratio down to approximately 94%.

Both companies have very strong credit quality. During 2014, Security Bank had zero net charge offs, and they’ve had net recoveries in the first half of 2015. Finally, this acquisition will significantly improve our scale and operational efficiencies and allow us to better leverage our capital and infrastructure.

Slide 11 highlights the value that we continue to build in Southern California. On a pro forma basis, we’ll have $3.4 billion in total assets and become the 8th largest bank headquartered in Southern California when you exclude the ethnic-focused banks.

When we think of the franchise value we are creating, and as investors look to invest in quality mainstream commercial banking organizations in the California market, we believe we are creating significant scarcity value for those investors.

Slide 12, we provide some concluding thoughts. The transaction will significantly strengthen our positioning in Southern California. We’re adding a very attractive low-cost deposit base. It’s a great fit and helps improve our ability to grow in the Inland Empire from a geographic standpoint. There are significant cost saves and synergies for both companies. It’s an effective use of capital, driving enhancements in our level of profitability, and creating shareholder value. This transaction is another significant step in the strategic plan that we’ve developed to build Pacific Premier into one of the leading commercial banking franchises in Southern California.

We have some additional financial details in the appendix, but with that, we’d be happy to answer any questions you may have. Gary, can you please open up the call and explain to folks how to get into the queue?

QUESTIONS AND ANSWERS

Operator

We will now begin the question and answer session. To ask a question, you may press star then one on your touchtone phone. If you are using a speakerphone, please pick up your handset before pressing the keys. To withdraw your question, please press star then two. At this time, we will pause momentarily to assemble our roster.

Our first question comes from Brian Zabora with KBW. Please go ahead.

Brian Zabora
Thanks, good morning.

Steven Gardner
Hi, Brian.

Brian Zabora
This is a question on the deposit side. You talked about in the past, about wanting to keep a loan to deposit ratio above 100%, for some time. You’ve moved nicely below that now. Looking forward, does that provide you a little bit more flexibility in keeping loans on balance sheet, and is there a new maximum that you’d like to keep as far as a loan deposit ratio?

Steven Gardner
There is no new maximum as we’ve talked about. We’re comfortable running the balance sheet above 100%. We generally would not take it above 105%. And, yes, this does give us additional flexibility. We’d look to redeploy that liquidity into good quality loans.

Brian Zabora
Great. And then just a second question on the slide page 10 on the profitability, your ROA potential in ‘17 of, potentially above 125 and ROTC above 14%, is that considered really just organic growth and the cost savings here or does that consider any additional, maybe, interest rate increases by the Fed to reach that kind of profitability?

Steven Gardner
No, I think that everybody has sort of given up on trying to figure in increases from the Fed. No, this is our organic growth as well as the cost savings that we’ve modeled, and this is what we would expect to be generating in 2017 on a pro forma basis.

Brian Zabora
Great. Well, thanks for taking my questions and congratulations on the deal.

Steven Gardner
Thank you, Brian.

Operator
The next question comes from Andrew Liesch with Sandler O’Neill. Please, go ahead.

Alex Morris
Hey, good morning, everybody, this Alex Morris on for Andrew.

Steven Gardner
Hi, Alex.

Alex Morris
Congratulations on the deal; just a couple of quick questions for me. Could you give just a little background on how long the due diligence process was going on? Kind of, such as, how long the conversations were going on, how you really gained your confidence in the deal?

Steven Gardner
Sure. I’ve known Ernie and Jim Robinson for a number of years, and as I do with many of the CEOs in institutions throughout Southern California, I reach out to them frequently and sit down and chat about what’s going on at their bank and what’s going on at Pacific Premier and talk about how, if at any point in their future they might consider partnering with someone. I explain why I think it would be very advantageous to their shareholders if we came together. So, those conversations have been going on for a number of years.

We worked on the transaction during the second quarter and had done a decent amount of work at that point; and then things were quiet for a period of time, and then they ramped back up here in the latter part of the third quarter. As with every acquisition, we have a pretty sizeable team that has done due diligence on a number of targets stemming back from the days when we were acquiring FDIC failed banks, and so, we have a team that’s able to go in and assess all aspects of an institution from the credit side to the deposit side, relationships, and then through compliance BSA, AML, fair lending, accounting, finance, systems, and the like; and that process is very disciplined and well defined and that’s what occurred in this case.

Alex Morris
That’s great color. Thank you very much for that. And then, just one more followup, is there anything, kind of, unique or particular about Security that you guys found attractive, maybe more specifically, any color you could give behind their specialty lending, especially finance lending niches that you included in the release?

Steven Gardner
Yes, they had recently started an asset-based lending program, but they had been a little bit slow to ramp that up, as they were looking at strategic alternatives; and we intend to grow that business. We’re very intrigued by it. Also the healthcare and medical banking business that they do was very attractive. But the core of it, and this is how we look at every acquisition, we always start with the right-hand side of the balance sheet and really look at what is the liability composition. And here you have just a fantastic deposit base with 43% in non-interest bearing deposits. And then couple that with the CNI and owner occupied CRE, it just shows what an excellent true business bank that Security is. And, that is the most attractive aspect to us as well as the management team and the relationship bankers that we think are just going to fit in very nicely to our organization.

Alex Morris
That’s great. Thanks for the color and congratulations once again.

Steven Gardner
Thanks, Alex.

Operator
Again, if you have a question, please press star then one. The next question comes from Tim Coffey from FIG Partners. Please go ahead.

Tim Coffey
Thank you. Good morning, Steve.

Steven Gardner
Hi, Tim.

Tim Coffey
As far as the branch consolidations that you’ve identified, are those included in the M&A expenses at $10.9 million?

Steven Gardner
Allen, do you want to address that?

Allen Nicholson
Yes, they are. We have included the cost savings as well as the transaction termination costs for those.

Tim Coffey
Okay, great. And, off the top, do you know what percentage of those costs are the comprehensive consolidation expenses?

Allen Nicholson
I would tell you it’s about 13%, 14%.

Tim Coffey
Okay, great. And, of the deposits that Security acquired from Rabobank in the branch acquisition, how much of those were core?

Steven Gardner
I don’t have the exact number off the top of my head, Tim. We can get that to you, but it was a very attractive deposit base similar to what Security has developed over the years.

Tim Coffey
Right, and that seems to be kind of one of the real strong points on this acquisition for you. Let’s see, what other marks to assets do you plan to make, securities or fixed assets?

Steven Gardner
Go ahead, go ahead, Allen.

Allen Nicholson
Okay, sure. Besides the loan mark, we think there’ll be modest, at best, marks on the fixed assets. Obviously the investment side is mark-to-market as is. We don’t really anticipate any adjustments there. You saw, probably in the deck, there’s a very small premium on the time deposits and then a fairly small CDI as well.

Tim Coffey
Okay, great, [indiscernible], thanks. And then Steve, this kind of big picture, this is a relatively small deal for Pacific Premier with a complementary loan portfolio and deposit portfolio. Does doing this deal prohibit you from - will you find yourself having to slow down your M&A activity or do you expect it to keep going at the same pace it’s been going more or less?

Steven Gardner
I expect it to keep going at the same pace, and there’s a couple of reasons here. This is a very clean bank that is managed by very talented people that, as I said, I think is going to integrate very smoothly into Pacific Premier. Two, we’re both on the same operating system through FIS, and so the conversion is going to be very straightforward and not overly taxing.

With that, with our capital with the, everything else we have going on, I see no reason why not to continue to pursue acquisitions. I will always check in with our executive team regularly and ask them where are they at the point of integration, conversion, how much is on their plate, and just gauge their ability to go in and effectively do due diligence potentially on another target. And so, there again, I see no reason why not to continue the process from here.

Tim Coffey
Okay, very good. Those are my questions. Thank you.

Steven Gardner
Thanks, Tim.

Operator
As there are no further questions, this concludes our question and answer session. I would like to turn the conference back over to Steven Gardner for any closing remarks.

CONCLUSION

Steven Gardner
Thanks again, Gary. And, thank you all for joining us this morning. If you have any further questions, please feel free to give Allen or myself a call, and we’d be happy to chat with you. Have a great day.

Operator
The conference is now concluded. Thank you for attending today’s presentation. You may now disconnect.